UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 18, 2009
TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)
(312) 379-8397
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On May 18, 2009, Telular Corporation (the “Company”) issued a press release announcing that on May 18, 2009, the Company commenced a modified “Dutch Auction” tender offer for up to 2,000,000 shares of its common stock at a price per share of not less than $2.00 and not greater than $2.25, for a maximum aggregate purchase price of approximately $4,500,000.
     The shares sought in the tender offer represent approximately 12% of the Company’s outstanding common stock as of May 11, 2009. The tender offer will expire at 12:01 a.m. New York City time, on June 16, 2009, unless extended by the Company. The tender offer is not contingent upon any minimum number of shares of common stock being tendered. However, the tender offer is subject to other conditions as described in the Offer to Purchase, dated May 18, 2009, which the Company will file with the Securities and Exchange Commission and mail to holders of its common stock on May 18, 2009.
     A copy of the Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 18, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 18, 2009

TELULAR CORPORATION
/s/ Jonathan Charak
Jonathan Charak
Chief Financial Officer

TELULAR CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated May 18, 2009

Exhibit
Number	Description

99.1	Press Release dated May 18, 2009.